Exhibit 10.14

LOAN AGREEMENT

THIS LOAN AGREEMENT is made on the 16th day of August, 2022

BETWEEN: -

SEAP TRADING PTE LIMITED, a company incorporated in Singapore with company number 199806103W, whose registered office and correspondence address is located at 1 Paya Lebar Link #04-01 Paya Lebar Quarter 1 Singapore 408533 (the "**Lender**"); and

TEM ELECTRONICS (M) SDN BHD, a company incorporated in Malaysia with company number 365460 T, whose registered address and correspondence address is located at 119A & C Lorong Macalister 10400 George Town Pulau Pinang and Lot A99, Jalan 2A-3, Lot A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia respectively (the "**Borrower**").

The Lender and the Borrower are entering this loan agreement ("**Loan Agreement**") in writing of all the terms of the Loan Agreement as follows:-

1. Amount of the Loan
   United States dollars Two Hundred Thousand Only (US$200,000) (the "**Loan**"). The Loan is subject to review at any time and to the Lender's overriding right of withdrawal and immediate repayment on demand.

2. Date of the Making of this Loan Agreement
   16th August 2022

3. Date of the Making of the Loan
4. 16th August 2022

5. Repayment
   The principal amount of the Loan plus any unpaid interest shall, be repaid on or before 15th August 2024 (the "**Last Repayment Date**").

6. Interest
   5.1 The rate of interest on the Loan is four point five per cent (4.5%) per annum from the date of drawdown until repayment in full and shall be calculated on the actual number of days elapsed and on the basis of a 360-day year, including the date of drawdown but excluding the Last Repayment Date.

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5.2 The interest accrued on this Loan Agreement shall be payable by the Borrower to the Lender on the Last Repayment Date, subject to the Lender's overriding right of immediate repayment on demand.

7. Place of Negotiation and Completion of the Loan Agreement

Lot A99, Jalan 2A-3, Lot A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia

8. Drawdown

The Loan can be fully drawn down on 16th August 2022 as per the Borrower's directions.

9. Prepayment/Early repayment

The Loan may be prepaid, without prepayment penalty, with accrued interest up to and including the date of prepayment on the outstanding balance of the Loan by giving Lender fourteen (14) days of prior notice in writing.

10. Whole Agreement and Severability

This Loan Agreement and the documents contemplated hereby constitute the whole and entire agreement between the Lender and the Borrower in respect of the Loan and cancel and supersede any prior agreements and undertakings, whether written or oral, in respect thereof. If any provision hereunder is or becomes prohibited or unenforceable in any jurisdiction, such prohibition and unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction, nor shall it invalidate, affect or impair the other remaining provisions.

11. Governing law and Jurisdiction

This Loan Agreement shall be governed by and construed in accordance with the laws of Singapore and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Singapore Courts.

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SM ›N ED C Y